Tracor, Inc.             Proxy       This Proxy is Solicited on  Behalf
  6500 Tracor Lane                     of the Board of  Directors.  The
  Austin, Texas  78725-2000            undersigned  hereby appoints James
  512/926-2800                         B. Skaggs  and Russell E. Painton,
                                       as  Proxies, each with the power
                                       to  appoint his substitute and
                                       hereby authorizes them to  represent
                                       and to vote, as  designated below,
                                       all the  shares of common stock
                                       of  Tracor, Inc., held of record
                                       by  the undersigned on Monday,
                                       March 9, 1998, at the Annual  Meeting
                                       of Shareholders to be  held at
                                       10:00 a.m., April 21, 1998, Tracor,
                                       Inc., 6500 Tracor  Lane, Austin,
                                       Texas, and at any  adjournments
                                       thereof as  follows:


  1.  Election of Directors
      [ ] FOR all nominees listed below            [ ] WITHHOLD authority
          (except as marked to the contrary            to vote for all
          below)                                       nominees listed below

                             J. Skaggs;  T. Stafford

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

  -----------------------------------------------------------------------

  2. Proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for 1998.

      [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

      With discretionary authority to vote on any other matter incident to the conduct of the meeting or matters with respect to which the Board of Directors has no knowledge, and which may properly come before the meeting.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1. and 2., and the discretionary authority set forth in proposal will be deemed to be given.

                                                Dated:    ___________, 1998


                                                ___________________________
                                                Signature

                                                ___________________________
                                                Printed Name

                                                ___________________________
                                                Signature, if held jointly

                                                ___________________________
                                                Printed Name

                                                (Joint owners should EACH
                                                sign.  Please sign EXACTLY as
                                                your name(s) appear(s) on this
                                                card.  When signing as
                                                attorney, trustee, executor,
                                                administrator, guardian, or
                                                corporate officer, please give
                                                your FULL title.)

                                          [ ] I plan to attend the meeting on
                                              April 21, 1998.